EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, under the caption "Experts", the reference to our report dated March 19, 2004 with respect to the Financial Statements of ITEC Environmental Group, Inc., for the year ended December 31, 2003.

Pohl, McNabola, Berg & Company LLP

August 27, 2004
San Francisco, California



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